UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2011

TREATY ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	000-28015	86-0884116
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

201 St. Charles Ave., Suite 2558
New Orleans, LA	70170
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (504) 599-5684

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 15, 2011, Treaty Energy Corporation (“Treaty” or the “Company”) entered into an agreement to purchase all issued and outstanding shares of Paradise Energy, Ltd. (“Paradise”) from Kimano N’laja Barrow and Alfredo Antonio Acosta, the shareholders of Paradise.

The purchase price for the Paradise stock is 4,000,000 shares of Treaty common stock plus $162,000 in cash. The cash portion of the purchase price will be paid over three years with monthly payments of $4,500.

Treaty also agreed to pay an overriding royalty interest as follows to the Paradise shareholders:

Daily Average Production	Overriding Royalty Interest
First 10,000 barrels	11%
Next 10,000 barrels	6%
All production above 20,000 barrels	2%

In addition, the Paradise shareholders will appoint two directors to the Company’s Board of Directors. Treaty has agreed to hire certain employees of Paradise at closing. The employees to be hired and the terms of their employment are to be designated at closing.

Closing for this transaction is scheduled for September 30, 2011.

ITEM 9.01           EXHIBITS

Exhibit No.	Title
10.1	Purchase and Sale of Business Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TREATY ENERGY CORPORATION

Date: September 23, 2011	By:	/s/ Michael A. Mulshine
Michael A. Mulshine
Assistant Secretary

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